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                                                                    EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Trusted Information Systems, Inc. for the registration of 2,105,494 shares of its common stock and to the incorporation by reference therein (i) of our report dated February 28, 1997, with respect to the consolidated financial statements of Trusted Information Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 27, 1996, and (ii) our report dated March 11, 1997 with respect to the financial statements of Haystack Laboratories, Inc. for the year ended December 31, 1996 incorporated by reference from the Current Report on Form 8-K/A dated December 24, 1997, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) of Trusted Information Systems, Inc. listed below of our report dated March 11, 1997, with respect to the financial statements of Haystack Laboratories, Inc. for the year ended December 31, 1996 incorporated by reference herein from the Current Report on Form 8-K/A dated December 24, 1997, filed with the Securities and Exchange Commission.

        1) No. 333-20311  1994 Stock Option Plan
        2) No. 333-20313  Amended and Restated 1996 Stock Option Plan
        3) No. 333-24849  Amended and Restated 1996 Director's Stock option Plan
        4) No. 333-30971  1997 Employees Stock Purchase Plan


                                                   /s/ Ernst & Young LLP

Vienna, Virginia
December 19, 1997